Vystar® Corporation Appoints Founding Partner of ProgressEquity, Paul Yeoham, to Its Board of Directors

Brings Valuable M&A Expertise to the Board

ATLANTA, January 9, 2013 – Vystar® Corporation (OTCBB: VYST) (“Vystar” or the “Company”), owner of SleepHealth™, a unique provider of sleep health services to physicians in the southeastern U.S., and exclusive creator of Vytex® Natural Rubber Latex (NRL), a multi-patented, all-natural raw material that contains significantly reduced levels of non-rubber particles and proteins found in natural rubber latex, announced today that Paul Yeoham has joined its board of directors effective January 2, 2013, bringing the total number of Vystar board members to seven.

Mr. Yeoham is a founding partner of Progress Equity Partners, Ltd., a private equity investment firm that acquires majority control of well-managed, entrepreneurial, service-based businesses, and brings with him more than twenty years of financial and investment management experience to the board. Prior to forming Progress Equity, he was a senior partner at Transition Capital Partners, Ltd., a similar private equity firm. Mr. Yeoham joined Transition Capital Partners in 1993 as an associate, while the firm operated as Best Associates, and became a partner in 1996 when the firm changed its name to Best, Patterson, Crothers and Yeoham, Ltd. Mr. Yeoham received a Bachelor's Degree in Business Administration and Finance from the University of Texas at Arlington and a Master's Degree in Business from Southern Methodist University.

William Doyle, President and CEO of Vystar Corporation, commented, “Paul’s appointment to our Board of Directors comes at a pivotal point in our growth story. With the acquisition of SleepHealth, the recent formation of two important durable medical equipment (DME) partnerships and continued focus on the vertical integration of Vystar businesses, his financial, M&A and operational experience will be pivotal to successfully executing our expansion strategy and evaluating any and all growth opportunities in the year ahead.”

Paul Yeoham stated, “I’m pleased to join Vystar’s board of directors. The Company’s new SleepHealth division and growing DME partners, in addition to its core premium Vytex NRL product, have laid a solid foundation for its next stage of growth which we anticipate will be marked by increased revenue and profitability. I look forward to becoming an integral aspect of their team and to providing the necessary guidance and assistance to help them reach their business objectives.”

In addition to Vystar Corporation, Mr. Yeoham currently serves on the boards of Terracare Associates and Oncology Molecular Imaging, LLC. He has previously served in a similar capacity for the boards of Texas Home Health Holdings, Inc., Tributary Systems, Inc., Digney York Associates, LLC, Network for Medical Communication and Research, LLC (NMCR), Conisus, LLC (Envision Communications) and more recently Westcon, Inc.

Other members of Vystar’s Board of Directors include Tom Marsh, President of Centrotrade Minerals and Metals, Inc. (dba: Centrotrade Rubber USA), the technical advisory U.S. based subsidiary of Centrotrade, a leading global distributor of rubber, latex and chemicals; J. Douglas Craft, Founder and Chief Executive Officer of Atlanta-based Medicraft Inc., one of the largest independent distributors for Medtronic since 1984. Over the past ten years, Doug has been actively engaged in expanding the base of businesses to include Intraoperative Neuro-Monitoring, Orthopedics, Biologics, Interventional Pain therapies and Government contracting; JC Allegra, MD, is the Co-Founder of NMCR, an educational organization dedicated to assisting cancer physicians in their utilization of new cancer therapies. Dr Allegra is also the Founder of Lincoln Lee Investments, a family office which supervises the investments of the Allegra Family. Dr Allegra is a NIH/NCI trained medical oncologist who established the new Cancer Medicine Division at the University of Louisville in 1980 and served the University from 1982-1989 as Professor and Chairmen of its Department of Medicine; Mitsy Mangum, Vice President of Investments at Mid-South Capital Inc., helped spearhead the SleepHealth acquisition and has over 25 years of institutional and retail investment experience. She also serves as VP of finance for the Charleston School of Business Club in Atlanta, Georgia; Dean Waters, a seventeen year financial services veteran, is the Founder and Managing Director of FiveFold Capital, an investment banking firm focused on early stage companies and is a former senior executive of Commerce Street Capital, Global Capital Finance, GMAC Commercial Finance, and Bank of America; and William Doyle, President and CEO of Vystar Corporation.

About Vystar Corporation

Based in Duluth, GA, Vystar® Corporation (OTC Bulletin Board: VYST) is owner of SleepHealth, a unique provider of sleep health services and durable medical equipment (DME) to patients of physician clients in the southeastern U.S., and the exclusive creator of Vytex Natural Rubber Latex (Vytex NRL), a multi-patented, all-natural, raw material that contains significantly reduced levels of the proteins found in natural rubber latex and can be used in over 40,000 products. Vytex NRL is a 100% renewable resource, environmentally safe, "green" and fully biodegradable. Vystar is working with manufacturers across a broad range of consumer and medical products to bring Vytex NRL to market in adhesives, balloons, surgical and exam gloves, other medical devices and natural rubber latex foam mattresses and pillows. For more information, visit www.vytex.com and www.sleephealthier.com

Forward-looking Statements: Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of VYST officials are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "believes," "anticipates," "intends," "plans," "expects," and similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future VYST actions, which may be provided by management, are also forward-looking statements as defined by the Act. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual future results will not be different from the expectations expressed in this report. These statements are not guarantees of future performance and VYST has no specific intention to update these statements.

Investor Contact: Howard Gostfrand, President American Capital Ventures 305-918-7000 info@amcapventures.com
Vystar Corporation Joanne Kearney, Vice President of Marketing 770-965-0383 x 21